Exhibit 99

                                                                  CORPORATE NEWS

                                                       Baxter International Inc.
                                                              One Baxter Parkway
                                                             Deerfield, IL 60015

[LOGO OF BAXTER]

   FOR IMMEDIATE RELEASE
   ---------------------

   MEDIA CONTACTS:
   Deborah Spak, (847) 948-2349
   Tom Kline, (847) 948-2251

   INVESTOR CONTACTS:
   Mary Kay Ladone, (847) 948-3371
   Clare Sullivan, (847) 948-3085

             BAXTER REPORTS FIRST QUARTER EARNINGS PER DILUTED SHARE
                       OF $0.43, AN INCREASE OF 19 PERCENT

                COMPANY NARROWS FULL-YEAR EARNINGS GUIDANCE RANGE

     DEERFIELD, Ill., April 20, 2006 - Baxter International Inc. (NYSE:BAX) today reported stronger than expected growth in earnings and organic sales for the first quarter.

     First quarter net income of $282 million increased 26 percent compared to $224 million in the first quarter of 2005. Earnings per diluted share of $0.43 increased 19 percent over last year. Contributing to the growth in earnings were improved margins, lower interest expense and a lower tax rate. Excluding the impact of stock-option expense of $0.02 per diluted share under SFAS No. 123-R, earnings per diluted share totaled $0.45, which compares favorably with the guidance that Baxter previously provided for the quarter of $0.41 to $0.43 (which also excluded the impact of stock-option expense).

                                     -more-

BAXTER REPORTS FIRST QUARTER RESULTS/PAGE 2
-------------------------------------------

     Baxter's sales totaled $2.4 billion in the first quarter, an increase of 4 percent on an organic basis, which excludes the impact of foreign exchange. Organic sales growth exceeded Baxter's guidance of 2 to 3 percent due to strong growth in the company's BioScience business. Including the negative impact of foreign exchange, reported sales grew 1 percent in the quarter. Sales within the United States totaled $1.1 billion, an increase of 1 percent over the same period last year, and sales outside of the United States also grew 1 percent (or 6 percent excluding the impact of foreign exchange) to $1.3 billion in the quarter. Strong sales in the company's BioScience business, which totaled $1.0 billion and grew 11 percent, offset the impact of foreign exchange and the impact of the COLLEAGUE(R) Infusion Pump hold, generic competition and the exit of lower-margin businesses.

     "We are extremely pleased with our first quarter financial results," said John J. Greisch, Baxter's chief financial officer. "Our strong financial performance reflects the value of our diversified portfolio and our ability to meet or exceed our commitments while improving the financial profile of the company."

     Baxter's cash flow also improved in the quarter. The company generated $305 million in cash flow from operations during the quarter compared to $272 million in the same period last year.

     "We've made great progress over the last several quarters improving our financial position and operational execution, expanding our global market positions, and focusing our efforts on enhancing product innovation and R&D productivity," said Robert L. Parkinson, Jr., chairman and chief executive officer. "Our strong first quarter financial performance allows us to accelerate R&D and strategic investments throughout the rest of the year that position the company to deliver value to our patients, customers and shareholders over the long term."

                                     -more-

BAXTER REPORTS FIRST QUARTER RESULTS/PAGE 3
-------------------------------------------

RECENT HIGHLIGHTS

     Baxter recently announced several initiatives that leverage the company's unique technology platforms and further expand its global presence. These initiatives include:

        o A $60 million investment to expand production capacity at its four manufacturing facilities in China to accommodate anticipated growth in demand for the company's intravenous solutions (IV) and peritoneal dialysis (PD) products.

        o The launch of generic sevoflurane, a widely used inhalation anesthetic, in Japan, the United Kingdom and the United States.

        o The launch in Europe of KIOVIG (TM) [Immune Globulin Intravenous (Human)], Baxter's ready-to-use liquid 10% Intravenous Immunoglobulin (IVIG), and the U.S. launch of FLEXBUMIN(TM), the first preparation of human albumin to be packaged in a flexible container.

        o Initiation of the first human Phase II adult stem-cell therapy trial in the United States to investigate the efficacy, tolerability and safety of blood-derived, selected CD34+ stem cells to reduce symptoms and improve clinical outcomes in patients with chronic myocardial ischemia.

                                     -more-

BAXTER REPORTS FIRST QUARTER RESULTS/PAGE 4
-------------------------------------------

SECOND QUARTER AND FULL-YEAR 2006 OUTLOOK

     Given the strong financial performance of the company in the first quarter, Baxter is narrowing its earnings guidance range for the full-year 2006. The company now expects to achieve organic sales growth of 4 to 5 percent, and earnings per diluted share of $2.10 to $2.16, before special items and excluding the impact of stock-option expense of $0.08 to $0.10 per diluted share. This compares favorably to the company's original guidance of $2.08 to $2.16, which also excluded special items and stock-option expense. Baxter continues to expect cash flow from operations for full-year 2006 to total approximately $1.9 billion, with free cash flow of approximately $1.4 billion (after approximately $550 million of anticipated capital expenditures).

     For the second quarter of 2006, the company expects organic sales (excluding the impact of foreign exchange) to grow 2 to 3 percent, and earnings per diluted share of $0.54 to $0.56, before special items and excluding the impact of stock-option expense of approximately $0.03 per diluted share.

     A webcast of Baxter's first quarter conference call for investors can be accessed live from a link on the company's website at www.baxter.com beginning at 7:30 a.m. CDT on April 20, 2006. Please visit Baxter's website for more information regarding this and future events and webcasts, including investor presentations and the company's Annual Meeting for shareholders in Chicago on May 9.

                                     -more-

BAXTER REPORTS FIRST QUARTER RESULTS/PAGE 5
-------------------------------------------

     Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: future actions of regulatory bodies and other governmental authorities, including the Food and Drug Administration and foreign counterparts that could delay, limit or suspend product development, manufacturing or sales or result in seizures, injunctions and monetary sanctions, including with respect to the COLLEAGUE Infusion Pump; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the availability of acceptable raw materials and component supply; global regulatory, trade and tax policies; the ability to enforce patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; reimbursement policies of government agencies and private payers; timely realization of the anticipated benefits of the company's restructuring initiatives; foreign currency fluctuations; changes in credit agency ratings; and other risks identified in the company's most recent filing on Form 10-K and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company's website.

                                      # # #

BAXTER--PAGE 6

                            BAXTER INTERNATIONAL INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                       --------------------
                                                         2006        2005       Change
                                                       --------    --------    --------
CONTINUING OPERATIONS:
----------------------
NET SALES                                              $  2,409    $  2,383           1%

GROSS PROFIT                                              1,052         969           9%

% of Sales                                                 43.7%       40.7%    3.0 pts

MARKETING AND ADMINISTRATIVE EXPENSES                       526         483           9%

% of Sales                                                 21.8%       20.3%    1.5 pts

RESEARCH AND DEVELOPMENT EXPENSES                           138         133           4%
---------------------------------------------------------------------------------------
OPERATING INCOME                                            388         353          10%
---------------------------------------------------------------------------------------
% of Sales                                                 16.1%       14.8%    1.3 pts

INTEREST, NET                                                18          31         (42)%

OTHER EXPENSE, NET                                           16          24         (33)%
---------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                  354         298          19%

INCOME TAX EXPENSE                                           72          74          (3)%
---------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                      $    282    $    224          26%
=======================================================================================

BASIC EPS FROM CONTINUING OPERATIONS                   $   0.44    $   0.36          22%
=======================================================================================

DILUTED EPS FROM CONTINUING OPERATIONS                 $   0.43    $   0.36          19%
=======================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
        Basic                                               641         619
        Diluted                                             648         623
---------------------------------------------------------------------------------------

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the first quarter of 2006 was $10 million, or $0.02 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense in the first quarter of 2005 was $12 million, or $0.02 per diluted share.

BAXTER--PAGE 7

                            BAXTER INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                 ($ in millions)

                                                                MARCH 31,    DECEMBER 31,
                                                                  2006          2005
                                                               -----------   ------------
ASSETS
------
Cash and equivalents                                           $       881   $        841

Receivables                                                          1,750          1,766

Inventories                                                          2,006          1,925

Other current assets                                                   594            584
                                                               --------------------------
   Total current assets                                              5,231          5,116
                                                               --------------------------
Property, plant and equipment, net                                   4,122          4,144

Other long-term assets                                               3,427          3,467
-----------------------------------------------------------------------------------------
     Total assets                                              $    12,780   $     12,727
=========================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Short-term debt                                                $       129   $        924

Other current liabilities                                            2,796          3,241

Long-term debt                                                       2,276          2,414

Other long-term liabilities                                          1,832          1,849

Shareholders' equity                                                 5,747          4,299
-----------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity                $    12,780   $     12,727
=========================================================================================

BAXTER--PAGE 8

                            BAXTER INTERNATIONAL INC.
               CASH FLOWS FROM OPERATIONS AND CHANGES IN NET DEBT
                                   (unaudited)
                                 ($ in millions)

CASH FLOWS FROM OPERATIONS
(Brackets denote cash outflows)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                               --------------------------
                                                                  2006           2005
                                                               -----------   ------------
Net income                                                     $       282   $        226
Adjustments
       Depreciation and amortization                                   139            147
       Deferred income taxes                                             2             23
       Stock compensation                                               18              1
       Other                                                            18             17
Changes in balance sheet items
       Receivables                                                      38             59
       Inventories                                                     (63)            19
       Accounts payable and accrued liabilities                       (105)          (259)
       Restructuring payments                                          (19)           (43)
       Other                                                            (5)            82
-----------------------------------------------------------------------------------------
Cash flows from operations                                     $       305   $        272
=========================================================================================

CHANGES IN NET DEBT
Increase (decrease)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                               --------------------------
                                                                  2006           2005
                                                               -----------   ------------
Net debt, January 1                                            $     2,497   $      3,185

Cash flows from operations                                            (305)          (272)
Capital expenditures                                                    76             65
Dividends                                                              363            359
Issuances of common stock                                           (1,249)             -
Purchases of treasury stock                                            171              -
Other, including the effect of exchange rate changes                   (29)           156
-----------------------------------------------------------------------------------------
Increase (decrease) in net debt                                       (973)           308
-----------------------------------------------------------------------------------------
Net debt, March 31                                             $     1,524   $      3,493
=========================================================================================

KEY STATISTICS, MARCH 31:
Days sales outstanding                                                54.8           59.2
Inventory turns                                                        2.6            2.6
Net-debt-to-capital ratio (A)                                         21.0%          34.9%

(A)  The decrease in the debt-to-capital ratio from March 31, 2005 to March
     31, 2006 primarily related to the settlement of the company's equity units. In February 2006, the purchase contracts included in the company's equity units matured, and the company issued approximately 35 million common shares in exchange for $1.25 billion. Management used a portion of the cash proceeds to pay down maturing debt. The net-debt-to-capital ratio at March 31, 2005 was calculated in accordance with the company's primary credit agreements, which gave 70% equity credit to the company's $1.25 billion equity units debt outstanding on that date (the majority of which was repurchased and retired in the fourth quarter of 2005). Refer to the company's Form 10-K for the year ended December 31, 2005 for additional information regarding the equity units.

BAXTER--PAGE 9

                            BAXTER INTERNATIONAL INC.
                      NET SALES FROM CONTINUING OPERATIONS
                          PERIOD ENDING MARCH 31, 2006
                                   (unaudited)

                                       Q1                Q1            % GROWTH @        % GROWTH @
($ in millions)                       2006              2005          ACTUAL RATES     CONSTANT RATES
------------------------------------------------------------------------------------------------------
BIOSCIENCE
United States                    $           474   $           398                19%               19%
International                                526               504                 4%               11%
Total                            $         1,000   $           902                11%               15%
------------------------------------------------------------------------------------------------------

MEDICATION DELIVERY
United States                    $           491   $           552               (11)%             (11)%
International                                425               426                 -%                4%
Total                            $           916   $           978                (6)%              (4)%
------------------------------------------------------------------------------------------------------

RENAL
United States                    $            94   $            94                 -%                -%
International                                399               409                (2)%               1%
Total                            $           493   $           503                (2)%               1%
------------------------------------------------------------------------------------------------------

BAXTER INTERNATIONAL INC.
United States                    $         1,059   $         1,044                 1%                1%
International                              1,350             1,339                 1%                6%
Total                            $         2,409   $         2,383                 1%                4%
------------------------------------------------------------------------------------------------------

BAXTER--PAGE 10

                            BAXTER INTERNATIONAL INC.
                             KEY PRODUCT LINE SALES
                          PERIOD ENDING MARCH 31, 2006
                                   (unaudited)

                                       Q1                Q1            % GROWTH @        % GROWTH @
($ in millions)                       2006              2005          ACTUAL RATES     CONSTANT RATES
------------------------------------------------------------------------------------------------------
BIOSCIENCE
Recombinants                     $           374   $           344                 9%               14%
Plasma Proteins (1)                          192               170                13%               15%
Antibody Therapy                             183                89               106%              110%
BioSurgery (2)                                69                66                 5%                8%
Transfusion Therapies                        124               133                (7)%              (4)%
Other (3)                                     58               100               (42)%             (39)%
------------------------------------------------------------------------------------------------------
Total BioScience                 $         1,000   $           902                11%               15%
------------------------------------------------------------------------------------------------------

MEDICATION DELIVERY
IV Therapies (4)                 $           304   $           296                 3%                5%
Drug Delivery                                195               204                (4)%              (3)%
Infusion Systems                             195               230               (15)%             (14)%
Anesthesia                                   212               231                (8)%              (6)%
Other (5)                                     10                17               (41)%             (35)%
------------------------------------------------------------------------------------------------------
Total Medication Delivery        $           916   $           978                (6)%              (4)%
------------------------------------------------------------------------------------------------------

RENAL
PD Therapy                       $           388   $           377                 3%                6%
HD Therapy                                   105               126               (17)%             (16)%
------------------------------------------------------------------------------------------------------
Total Renal (6)                  $           493   $           503                (2)%               1%
------------------------------------------------------------------------------------------------------
TOTAL BAXTER                     $         2,409   $         2,383                 1%                4%
======================================================================================================

(1) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.*
(2) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.*
(3) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.*
(4)  Principally includes intravenous solutions and nutritional products.
(5)  Principally includes other hospital-distributed products.
(6) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.*

* Prior year sales data has been reclassified to reflect the above-mentioned changes.

BAXTER--PAGE 11

                            BAXTER INTERNATIONAL INC.
                   KEY PRODUCT LINE SALES -- US/INTERNATIONAL
                          PERIOD ENDING MARCH 31, 2006
                                   (unaudited)

                                         Q1 2006                         Q1 2005                            % GROWTH
                            --------------------------------   --------------------------------  ---------------------------------
($ in millions)               US     INTERNATIONAL    TOTAL       US    INTERNATIONAL    TOTAL     US      INTERNATIONAL    TOTAL
----------------------------------------------------------------------------------------------------------------------------------
BIOSCIENCE
Recombinants                $   161  $         213   $   374   $   145  $         199   $   344      11%               7%        9%
Plasma Proteins (1)              67            125       192        48            122       170      40%               2%       13%
Antibody Therapy                139             44       183        48             41        89     190%               7%      106%
BioSurgery (2)                   39             30        69        35             31        66      11%              (3)%       5%
Transfusion Therapies            56             68       124        65             68       133     (14)%              -%       (7)%
Other (3)                        12             46        58        57             43       100     (79)%              7%      (42)%
----------------------------------------------------------------------------------------------------------------------------------
Total BioScience            $   474  $         526   $ 1,000   $   398  $         504   $   902      19%               4%       11%
----------------------------------------------------------------------------------------------------------------------------------

MEDICATION DELIVERY
IV Therapies (4)            $   104  $         200   $   304   $    94  $         202   $   296      11%              (1)%       3%
Drug Delivery                   125             70       195       139             65       204     (10)%              8%       (4)%
Infusion Systems                124             71       195       155             75       230     (20)%             (5)%     (15)%
Anesthesia                      133             79       212       158             73       231     (16)%              8%       (8)%
Other (5)                         5              5        10         6             11        17     (17)%            (55)%     (41)%
----------------------------------------------------------------------------------------------------------------------------------
Total Medication Delivery   $   491  $         425   $   916   $   552  $         426   $   978     (11)%              -%       (6)%
----------------------------------------------------------------------------------------------------------------------------------

RENAL
PD Therapy                  $    66  $         322   $   388   $    62  $         315   $   377       6%               2%        3%
HD Therapy                       28             77       105        32             94       126     (13)%            (18)%     (17)%
----------------------------------------------------------------------------------------------------------------------------------
Total Renal (6)             $    94  $         399   $   493   $    94  $         409   $   503       -%              (2)%      (2)%
----------------------------------------------------------------------------------------------------------------------------------

TOTAL BAXTER                $ 1,059  $       1,350   $ 2,409   $ 1,044  $       1,339   $ 2,383       1%               1%        1%
==================================================================================================================================

(1) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.*
(2) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.*
(3) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.*
(4)  Principally includes intravenous solutions and nutritional products.
(5)  Principally includes other hospital-distributed products.
(6) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.*

* Prior year sales data has been reclassified to reflect the above-mentioned changes.